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                                                             Exhibit 10(ii)(l)

    Section 13 of the J. C. Penney Company, Inc. 1993 Equity Compensation Plan is hereby deleted in its entirety and the following substituted therefor:

13. Nontransferability. No unearned Stock Award or any portion thereof, Stock Option, or SAR granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or any successor statutes thereto, or as permitted pursuant to any rule, regulation, or interpretation of the Securities and Exchange Commission applicable thereto, and any attempt to do so will be void. No Stock Option or SAR will be exercisable during the Participant's lifetime except by the Participant or the Participant's guardian or legal representative, or by a permitted transferee pursuant to this Section, or other third party, as the Committee may determine.